SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)                                                                                                                   January 25, 2009

International Packaging & Logistics Group Inc.
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(Exact Name of Registrant as Specified in its Charter)

Nevada                                                                  0-21384                                                                                       13-3367421
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(State or Other Jurisdiction                           (Commission                                                                                (IRS Employer
of Incorporation)                                                                   File Number)                                                                            Identification No.)

7700 Irvine Center Dr., Suite 870, Irvine, CA                                                                                                                            92618
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(Address of Principal Executive Offices)                                                                                                                              (Zip Code)

Registrant's telephone number, including area code:     (858) 427-8700
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation fo the registrant under any of the following provisions:

___  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

___  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

___  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
        240.14d-2(b)).

___  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
         240.13e-4(c)).

ITEM 2.01.     COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

In March 2009, International Packaging and Logistics Group, Inc. (“IPL Group Inc.”) (Buyer), announced the acquisition of EZ LINK Corporation which is a logistics company headquartered in Taiwan. EZ Link was established in July 2003 under the Company Law of Republic of China.  The transaction structure exposed the EZ LINK shareholders to a potential tax liability and as a result the transaction was halted.  Subsequently the structure has been revised whereby EZ Link Holdings, Ltd. (“Seller”), company organized under the laws of the British Virgin Islands , who acquired EZ LINK Corporation, is being acquired by IPL Group, Inc.  Other than the change in the Seller, all the basic terms of the original transaction remain the same.  EZ LINK is a full service international freight forwarder, who has current networks to locations in China, Hong Kong, South East Asia, North East Asia, North America, Latin America and Europe.  In fiscal year 2007, EZ LINK had net revenues of approximately $6.6 million $US, fiscal year 2008 had net revenues of $8.0 million $US, and For the first two quarters of 2009, net revenues were $3.8 million $US.  EZ LINK will be operated as a majority owned subsidiary of IPL Group Inc.  The acquisition is effective as of January 1, 2010.

The capital stock of the EZ LINK Holdings, Ltd. consists of 50,000 authorized shares of common stock, US$1.00 par value , of which 24,500 shares are currently issued and outstanding and held by Seller (“Shares”). Upon the terms and conditions set forth below, Seller desires to assign fifty-one percent (51%) of its shares, or 25,500 shares in the aggregate, to Buyer, such that, following such transaction,  EZ LINK Holdings, Ltd will be a majority owned subsidiary of Buyer.  The parties agree that 51% ownership of the issued and outstanding shares of EZ LINK Holdings, Ltd has a present estimated market value of approximately US$1,600,000 (the “Purchase Price”).

(a) One half of the Purchase Price amount (US$800,000) shall be paid in common shares of IPL Group, Inc. as of the closing date based on a per share value of US$1.75, or 457,143 shares.  Such shares shall bear the appropriate restrictions.

(b) One half of the Purchase Price amount (US$800,000) shall be paid in Series B Convertible preferred shares which will be convertible into shares of IPL Group, Inc. common shares on a one for one basis.  The preferred shares shall be valued at US$2.00 per share, and will be exercisable pursuant to the terms and conditions specified in the purchase agreement.

ITEM 9.01.       FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financials Statements
The required pro forma financial information is unavailable as of the date hereof and will be filed by the Registrant pursuant to the requirements of the Securities Exchange Act and the rules and regulations promulgated there under within 60 days after the date of the event reported in this Form 8-K.

(d)	Exhibits

99.4           Share Purchase Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

/s/ Steven Westlund     Chief Executive Officer                                                                                                January 25, 2010
     Steven Westlund